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                                                                    Exhibit 23.1


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 11, 2003, except as to the transitional disclosures for 2001 and 2000 required by Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets," described in Note 2, relating to the financial statements, which appear in Loudeye Corp.'s Annual Report on Form 10-K as of and for the year ended December 31, 2002.

We also consent to the reference to us under the heading "Experts" in the Registration Statement.

PricewaterhouseCoopers, LLP
September 22, 2003

/s/ PricewaterhouseCoopers, LLP